EXHIBIT 10.2

May 5, 2005

Mr. John (Ted) E. Rea
Managing Member
Bajjer, LLC
2100 Valley View Lane
Dallas, TX

To whom it may concern:

The purpose of this letter is to outline the manner in which MBI Mortgage, Inc. ("Assignee"), proposes to agree to the assignment for the purchase of the common stock of MBI Mortgage Management Corp, and interest in MBI Mortgage Services Ltd. ("MBI") currently held by Bajjer, LLC ("Assignor"). Assignor and Assignee recognize that the transaction will require further documentation and approvals, including the preparation and approval of a formal assignment agreement setting forth the terms and conditions of the proposed assignment purchase in more detail (the "Assignment Agreement") but Assignor and Assignee execute this letter to evidence their intention to proceed in mutual good faith to carry out complete due-diligence with the intent of defining the transaction substantially in the manner outlined herein. The proposed terms and conditions include, but are not limited to, the following:

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations set forth herein, the parties hereto agree as follows

     o ASSIGNMENT. Assignor will assign, convey, and transfer to Assignor all of the Assignees rights and obligations pursuant to the executed Purchase Agreement between Assignor and MBI dated March 25, 2005 as per Exhibit "A" .


ASSIGNOR                                               ASSIGNEE:

/s/JOHN E. (TED) REA                               /S/ JOHN E. (TED) REA
-----------------------                            -------------------------
John E. (Ted) Rea                                  John. E. (Ted) Rea
Managing Member                                    President
Bajjer, LLC                                        MBI Mortgage, Inc.